AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2002
                                            REGISTRATION STATEMENT NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------
                                 FPL GROUP, INC.
             (Exact name of registrant as specified in its charter)


      FLORIDA                                                59-2449419
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             700 UNIVERSE BOULEVARD
                            JUNO BEACH, FLORIDA 33408
               (Address of Principal Executive Office) (Zip Code)
                                  -----------

            FPL ENERGY OPERATING SERVICES, INC. EMPLOYEE THRIFT PLAN
                            (Full title of the plan)

       DENNIS P. COYLE                JEFFREY I. MULLENS, P.A.          ROBERT J. REGER, JR., ESQ.
GENERAL COUNSEL AND SECRETARY         STEEL HECTOR & DAVIS LLP           THELEN REID & PRIEST LLP
       FPL GROUP, INC.                1900 PHILLIPS POINT WEST             40 WEST 57TH STREET
   700 UNIVERSE BOULEVARD             777 SOUTH FLAGLER DRIVE         NEW YORK, NEW YORK 10019-4097
  JUNO BEACH, FLORIDA 33408     WEST PALM BEACH, FLORIDA 33401-6198           (212) 603-2000
       (561) 694-4000                      (561) 650-7257

                   (Names and addresses of agents for service)
         (Telephone number, including area code, of agents for service)
                                  -----------

                                   Copies to:
                            THOMAS R. MCGUIGAN, P.A.
                            STEEL HECTOR & DAVIS LLP
                          200 SOUTH BISCAYNE BOULEVARD
                            MIAMI, FLORIDA 33131-2398
                                 (305) 577-2850

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                        PROPOSED               PROPOSED
      TITLE OF EACH              AMOUNT                 MAXIMUM                 MAXIMUM              AMOUNT OF
   CLASS OF SECURITIES           TO BE               OFFERING PRICE            AGGREGATE            REGISTRATION
     TO BE REGISTERED         REGISTERED(5)            PER SHARE(1)         OFFERING PRICE(1)            FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par          50,000(2)                $51.56               $2,578,000                $238
value

Preferred Stock Purchase        50,000(3)                                                               (4)
Rights
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sale prices of the Common Stock on February 7, 2002 on the New York Stock Exchange Composite Tape.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of FPL Group, Inc. (the "Registrant") as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.

(3) The Preferred Share Purchase Rights (the "Rights") are attached to and will trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(4) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Common Stock.

(5) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission (the "Commission") in accordance with
Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.
================================================================================

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the FPL Energy Operating Services, Inc. Employee Thrift Plan (the "Plan", formerly named the FPL Energy Operating Services, Inc. Employees Savings
Plan) is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-79305 registering shares under the Plan, filed with the Commission on May 26, 1999, as amended, are incorporated herein by reference.

Item 8   Exhibits
-----    --------

4(a)     Bylaws of Registrant as amended February 12, 2001 (filed as
         Exhibit 3(ii)(a) to Form 10-K for the year ended December 31, 2000, File No. 1-8841).

4(b) Amendment to Rights Agreement, dated as of July 30, 2000, between Registrant and EquiServe Trust Company, N.A., as successor to Fleet National Bank (formerly known as The First National Bank of Boston) as the Rights Agent (filed as Exhibit 2 to Form 8-A/A dated July 31, 2000, File No. 1-8841).

5        Opinion of Steel Hector & Davis LLP.

23(a)    Consent of Deloitte & Touche LLP.

23(b) Consent of Steel Hector & Davis LLP (included in Exhibit 5 to this Registration Statement).

24       Power of Attorney (included on signature pages of this Registration
         Statement).

                                POWER OF ATTORNEY

         Each director and/or officer of the Registrant whose signature appears below hereby appoints the agents for service named in this Registration Statement, and each of them severally, as his attorney-in-fact to sign in his name and on his behalf, in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments, to this Registration Statement, and the Registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Juno Beach, State of Florida, on this 12th day of February, 2002.

                                         FPL GROUP, INC.

                                         By:      /s/ Lewis Hay III
                                            --------------------------------
                                            Lewis Hay III
                                            Chairman of the Board, President,
                                            Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                 Title                                        Date
---------                                 -----                                        ----

/s/ Lewis Hay III                         Chairman of the Board, President, Chief      February 12, 2002
------------------------------------
Lewis Hay III                             Executive Officer and Director (Principal
                                          Executive Officer)

/s/ Moray P. Dewhurst                     Vice President, Finance and Chief            February 12, 2002
------------------------------------
Moray P. Dewhurst                         Financial Officer (Principal Financial
                                          Officer)

/s/ K. Michael Davis                      Controller and Chief Accounting Officer      February 12, 2002
------------------------------------
K. Michael Davis                          (Principal Accounting Officer)


/s/ H. Jesse Arnelle                      Director                                     February 12, 2002
------------------------------------
H. Jesse Arnelle

/s/ Sherry S. Barrat                      Director                                     February 12, 2002
------------------------------------
Sherry S. Barrat

/s/ Robert M. Beall, II                   Director                                     February 12, 2002
------------------------------------
Robert M. Beall, II

/s/ J. Hyatt Brown                        Director                                     February 12, 2002
------------------------------------
J. Hyatt Brown

/s/ Armando M. Codina                     Director                                     February 12, 2002
------------------------------------
Armando M. Codina

/s/ Willard D. Dover                      Director                                     February 12, 2002
------------------------------------
Willard D. Dover

                                          Director
------------------------------------
Alexander W. Dreyfoos Jr.

/s/ Paul J. Evanson                       Director                                     February 12, 2002
------------------------------------
Paul J. Evanson

/s/ Frederic V. Malek                     Director                                     February 12, 2002
------------------------------------
Frederic V. Malek

/s/ Paul R. Tregurtha                     Director                                     February 12, 2002
------------------------------------
Paul R. Tregurtha

THE PLAN. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on this 12th day of February, 2002.

                             FPL ENERGY OPERATING SERVICES, INC.
                             EMPLOYEE THRIFT PLAN

                             By: Employee Benefits Plan Administrative Committee

                             By:  /s/ James K. Peterson
                                ------------------------------------------------
                                   James K. Peterson, Chairman

                                  EXHIBIT INDEX

EXHIBIT
   NO.
-------

5        Opinion of Steel Hector & Davis LLP.

23(a)    Consent of Deloitte & Touche LLP.

23(b) Consent of Steel Hector & Davis LLP (included in Exhibit 5 to this Registration Statement).

24       Power of Attorney (included on signature pages of this Registration
         Statement).